
    As filed with the Securities and Exchange Commission on February 21, 2002
                              Registration No. 333-

                    U. S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                    FORM SB-2

                                 DOBLIQUE, INC.
                 (Name of small business issuer in its charter)

            Nevada                                             75-2870720
(State or other jurisdiction of                           (I.R.S. Employer
incorporation or Organization)                            Identification Number)

                                      7948
                          (Primary Standard Industrial
                          Classification Code Number)

2591 Dallas Parkway, Suite 102,Frisco, Texas 75034              (469) 633-0100
    (Address of principal executive offices)                  (Telephone Number)

                                  Pam J. Halter
                         2591 Dallas Parkway, Suite 102
                               Frisco, Texas 75034
                                 (469) 633-0100
             (Name, address and phone number for agent for service)

                                   Copies to:
                                 Ronald L. Brown
                         Glast, Phillips & Murray, P.C.
                            2200 One Galleria Towers
                                 13355 Noel Road
                                Dallas, TX 75240
                                 (972) 419-8300

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the securities Act registration statement number of the earlier effective registration statement for the same offering [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------
Title of Each Class   Amount to    Registered  Proposed   Proposed Maximum     Amount of
of Securities         be           Maximum Offering       Aggregate Offering   Registration Fee
to be Registered      Registered   Price                  Price
                                   Per Share
-----------------------------------------------------------------------------------------------
Common Stock,         490,000      $.25                   $122,500             $11.27
par value $0.001
-----------------------------------------------------------------------------------------------

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

     THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SECURITES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                  Preliminary Prospectus dated February 21,2002

                                 DOBLIQUE, Inc.

                                   PROSPECTUS




                         490,000 Shares of Common Stock

This prospectus covers the offer and sale of an aggregate of 490,000 shares of our common stock which are owned and will be resold, from time to time, by the selling shareholder. We will not receive any money from the shareholder when she sells her shares, but we will pay all of the expenses related to this registration statement other than any brokerage commission or discounts.

We have been advised that sales of common stock may be made from time to time by or for the account of the selling shareholder in the over-the-counter market or on any stock exchange on which the common stock of the Company may be listed at the time of sale, or in block transactions or private transactions or otherwise. These sales will be made either at market prices prevailing at the time of sale or at negotiated prices.

The Selling Shareholder may be deemed to be an underwriter within the meaning of the Securities Act with respect to the Common Stock offered hereby.

There is currently no public market for our common stock. It is not listed on any national securities exchange or any other securities market.

INVESTMENT IN THE COMMON STOCK OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE INFORMATION APPEARING UNDER THE CAPTION RISK FACTORS BEGINNING ON PAGE 3

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             _________________, 2002

                                     SUMMARY

The Company                Incorporated  in 2000,  Doblique,  Inc.,  is a Nevada
                           corporation located at 2591Dallas Parkway, Suite 102,
                           Frisco, Texas, 75034. We are currently a development stage company. Our principal business is to own and race thoroughbred race horses at various major horse racing tracks in the United States and receive purse revenues from such racing. Our auditors in their letter accompanying our financial statement have raised a substantial doubt about our ability to continue as a going concern.

The Offering               This  offering  relates  to the sale of up to 490,000
                           shares total of common stock by Pam J. Halter. who is
                           the sole  officer and  director of the  company.  The
                           company   will  not  offer  any  shares   under  this
                           prospectus  or receive any proceeds  from sales.  All
                           sales  are  expected  to  be  made  through   private
                           transactions and not through securities brokers, although other means of sale may be utilized. The
                           Company is paying the expenses of this registration other than any commissions or discounts.

Trading Market for the     None
Common Stock


Shares Outstanding         1,000,000


Selected Financial Data

                           December 31, 2001 and the        December 31, 2000
                                year then ended         and the year then ended
                           -------------------------   -------------------------

     Assets                     $  73,144                    $      64
     Liabilities                  129,095                           47
     Shareholders' equity          55.951                           17
     Sales                        112,502                           --
     Net loss                     (79,968)                        (983)
     Net loss per share             (0.08)                       (0.00)

Our auditors have issued their opinion on our financial statements as of and for the respective years ended December 31, 2001 and 2000. These financial statements have been prepared assuming that the Company will continue as a going concern. However, as the Company has experienced limited sales, has incurred cumulative operating losses since its inception and has been primarily dependent upon the proceeds from the sales of common stock in previous years to provide working capital, our auditors have stated that there is substantial doubt about the Company's ability to continue as a going concern.

                                  RISK FACTORS

In addition to the other information in this Prospectus, the following risk factors should be considered by prospective investors in evaluating Doblique and its business and future prospects before purchasing any shares of common stock.

Because we have a limited operating history, our business is unproven.

Our limited operating history and losses to date make it difficult to evaluate our business. Doblique was organized in 2000. Our business is to buy, sell, train, and race thoroughbred race horses. Since our incorporation we have owned and raced a total of seven horses. Because of our limited operating history and net losses, it is extremely difficult to evaluate our business and prospects. Our revenue and income potential are unproven.

There is no assurance of continued operations.

Doblique buys, sells, trains, and races thoroughbred horses. We rely principally on the advice of Pam Halter which horses to buy and sell. The success of our business will depend on Ms. Halter's skill and expertise in evaluating the potential profitability of any horse we buy. While Ms. Halter has been engaged in the thoroughbred horse racing business most of her life, this is not an assurance that she can profitably run on a continued basis any horse racing operation.

We face a likely business failure if we lose the services of our key person.

Our future success depends on the continued service of Pam Halter. If she leaves Doblique and we are unable to replace her with a person that has comparable knowledge and experience with thoroughbred horses, Doblique would have difficulty in succeeding.

The company will not receive any funds from this offering.

The common stock offered under this prospectus by the selling shareholder will not provide any funds to Doblique. Since inception, we have been largely dependent upon management loans when we required funds. Without the continued financial support of management, or substantial profitable operations, we will not realize our business objectives and potential and will likely not succeed.

Doblique needs additional capital.

Doblique's expenses in the past have always been paid on an as needed basis by our principal shareholder. The Company is limited to the amount of cash it receives from horse racing purse revenue with which to pay any expenses. Unless the principal shareholder continues to provide cash to pay Doblique's expenses as they are incurred, Doblique may be forced to cease its operations. There are no known sources from which Doblique can obtain loans or debt financing other than its principal shareholder.

Doblique is controlled by its Executive Officer and Director.

Pam J. Halter, Doblique's sole officer and director, currently owns 100% of the issued and outstanding shares of common stock. As a result, Ms. Halter controls all decisions that will be made by the shareholders including the election of directors.

There is no active market for Doblique's Common Stock.

There is currently no trading market for our common stock. A substantial trading market may not develop for our common stock. Doblique intends to file an application with the National Association of Securities Dealers, Inc to list the common stock on the OTC Bulletin Board. If there is little demand on the part of potential purchasers of the stock, sellers will have difficulty selling any of their Doblique stock.

Dilution.

Our principal shareholders have acquired Common Stock at a cost per share that is significantly less than that at which investors may acquire the Common Stock in this Offering. Therefore, an investment in the Common Stock offered hereby will result in the investors experiencing immediate and substantial dilution in net tangible book value of $0.31 per share of Common Stock as a result of the maximum offering.

Limitations on Share resale.

The common stock has not been registered for resale in any state. No assurance can be given that the shares will be able to be resold until such time as Doblique has taken the necessary steps to establish a secondary market for its securities.

We anticipate volatility of the price of Doblique's stock.

If traded, the market price of Doblique's stock is likely to be highly volatile. The market for Doblique's stock will likely be volatile because of general market conditions as well as factors related to Doblique's historical performance and its ability to meet market expectations. Such factors as investor perceptions of Doblique, variations in Doblique's financial results, announcements regarding Doblique's plans and other developments affecting Doblique's future could cause significant fluctuations in the market price of the stock. In addition, the stock market in general has recently experienced price and volume fluctuations which appear to be unrelated to the operating performance of individual companies. Broad market fluctuations may adversely affect the market price of the stock.


Our financial statements have received a going concern opinion modification from our auditors.

Our auditors have issued their opinion on our financial statements as of and for the respective years ended December 31, 2001 and 2000. These financial statements have been prepared assuming that the Company will continue as a going concern. However, as the Company has experienced limited revenues, has incurred cumulative operating losses since its inception and has been primarily dependent upon the advances from its sole shareholder in previous years to provide working capital, our auditors have stated that there is substantial doubt about the Company's ability to continue as a going concern.

We do not pay dividends.

We do not anticipate paying any cash dividends on our common stock in the foreseeable future. We will instead retain any profits to fund growth and expansion.


                                 DOBLIQUE, INC.

Doblique, Inc. was incorporated under the laws of the State of Nevada on March 28, 2000. We formed the company for the purpose of purchasing, training, and racing thoroughbred race horses. Our principal office is located at 2591 Dallas Parkway, Suite 102, Frisco, Texas 75034 and our telephone number is (469) 633-0100.


                         NO MARKET FOR OUR COMMON STOCK

There is currently no public market for Doblique Inc. common stock. We cannot assure you that any trading market for our shares will exist following this offering, or that investors in the shares will be able to resell their shares at any price.

                                 DIVIDEND POLICY

Doblique, Inc. has never paid or declared a cash dividend on its common stock and we do not intend to pay cash dividends in the foreseeable future.



                         SHARES ELIGIBLE FOR FUTURE SALE

Doblique, Inc. has 1,000,000 shares of common stock outstanding including the 490,000 shares covered by this prospectus. Those 490,000 shares will be freely tradable in the United States if a market for our stock develops. All of the remaining 510,000 shares are restricted securities under Rule 144 of the Securities Act of 1933 and can be sold over the next 12 months. Ordinarily, a person holding restricted securities for a period of one year may, every three months, sell in routine brokerage transactions an amount equal to the greater of one percent of a company's then outstanding common stock or the average weekly trading volume during the four calendar weeks prior to the person's sales. Rule 144 also permits sales by a person who is not an affiliate of the company and who has held the shares for two years without any quantity limitation. Of the 1,000,000 restricted shares, Pam J. Halter owns 1,000,000 shares that she acquired in 2000. All of the 1,000,000 restricted shares are eligible for resale under Rule 144.

   MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
                                   OPERATIONS

Forward-Looking Statements

This prospectus contains certain forward-looking statements. We intend to identify forward-looking statements in this prospectus using words such as "may", "expect", "anticipate", "believe", "estimate", "intend" "continue" or similar words. Such statements reflect our beliefs as well as assumptions we have made using information currently available to us. Because these statements demonstrate our current views concerning future events, these statements involve assumptions, risks and uncertainties. Actual future results may differ significantly from the results discussed in the forward-looking statements. Some, but not all, of the factors that may cause these differences include those discussed in the Risk Factors section beginning on page 2 of this prospectus. One should not place undue reliance on such forward-looking statements that speak only as of the date of this prospectus.

General comments

Doblique, Inc. was incorporated on March 28, 2000 under the laws of the State of Nevada. The Company commenced operations during the first quarter of 2001.

From its inception through the date of this filing, the Company has been in its start-up phase and has been dependent upon advances from its sole shareholder. The Company's continued existence is dependent upon its ability to attract outside investment and generate sufficient cash flows from operations to support its daily operations as well as provide sufficient resources to retire existing liabilities and obligations on a timely basis.

The Company's independent auditor, S. W. Hatfield, CPA, expressed, in his opinion on the Company's audited financial statements for the years ended December 31, 2001 and 2000, substantial doubt about the Company's ability to continue as a going concern. Reference is made to the Report of Independent Certified Public Accountants included elsewhere in this Registration Statement.

Results of Operations

Year ended December 31, 2000 compared to December 31, 2001


For the years ended December 31, 2001 and 2000, the Company experienced net revenues of approximately $112,502 and $0.

Total net losses for the respective years ended December 31, 2001 and 2000 were approximately $(79,968) and $(983). Net loss per share was approximately $(0.08) and $(nil) for each respective year.

Liquidity and Capital Resources

Liquidity  for the period  from  inception  through  December  31, 2001 has been
provided  by  advances  from  the  company's  sole  shareholder.   See  "Certain
Relationships and Related Transactions."

The Company has identified no significant capital requirements for the current annual period. Liquidity requirements mandated by future business, if any are not readily determinable at this time as no substantive plans have been formulated by management.

It is the intent of the company's sole stockholder to provide sufficient working capital necessary to support and preserve the integrity of the corporate entity.
However, there is no legal obligation for the stockholders to provide additional future funding.


                              SELLING SHAREHOLDERS

In 2000, Pam J. Halter acquired 1,000,000 shares of common stock for $0.001 per share.

This Prospectus relates to the resale of shares of our common stock by the selling shareholder.The table below sets forth information with respect to the resale of shares of our common stock by the selling shareholder. We will not receive any proceeds from the resale of common stock by the selling shareholder

                                                                  Number of Shares
Percentage            Number of Shares                      of       Common        Stock
                      of Common Stock
                      Owned                   of Common Stock    owned Following   Owned After
Selling Stockholder   Prior to the Offering   Sold Hereby        the Offering(1)   Offering
-------------------   ---------------------   ----------------   ---------------   -----------
Pam J. Halter              1,000,000            490,000              510,000           51%



                              PLAN OF DISTRIBUTION

The shares may be sold from time to time by the selling shareholder or by pledgees, donees, transferees or other successors in interest. Such sales may be made in the over-the-counter market or on any stock exchange on which the common stock of the company may be listed at the time of sale or otherwise at prices and terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The shares may be sold by one or more of the following:

o Ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
o Block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
o Purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
o An exchange distribution in accordance with the rules of applicable exchange;
o    Privately negotiated transactions;
o Broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

o    A combination of any such methods of sale; and
o    Any other method permitted pursuant to applicable law.

The selling shareholder may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

The selling shareholder may pledge her shares to her brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

Broker-dealers engaged by the selling shareholder may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholder (or, if any broker-dealer acts as agents for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling shareholder do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling stockholder and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

The company is required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholder, but excluding brokerage commissions or underwriter discounts. The company has agreed to indemnify the selling stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.


                           DESCRIPTION OF THE BUSINESS

Doblique's principal business is to own and race thoroughbred race horses at various major horse racing tracks in the United States and receive purse revenues from such racing.

Horse ownership can be accomplished in several different ways. Horses can be purchased from an individual, at auction, or in claiming races at race tracks.

A claiming race is one in which horses are for sale for a pre-determined price. At most tracks, a licensed owner or trainer can claim, or purchase a horse from a race for the pre-determined price up to 15 minutes before the race. For a claim to be valid the claimant must have at the time of filing the claim a credit balance in his account with the horseman's bookkeeper of not less than the amount of the claim plus applicable state sales tax. If more than one valid claim is filed for the same horse, title to the horse shall be determined by a lot drawing.

We try to purchase and/or claim only those horses which we think have the potential to increase in value and will bring in sufficient purse revenues to at least pay for their upkeep. At most tracks, the winner of a race receives 60% of the purse, with 20% going to the runner up, 10% for the third place finisher, 6% to the fourth place finisher and 4% to the fifth place finisher. Some tracks only distribute purses for the first four finishers and some tracks also pay a sum to all horses in a race, which normally will cover the jockey's fees.

From the gross purse revenues the horse owner receives, it has to pay 10% to the jockey if the horse wins the race. Any other finish usually mandates a $50 to $100 average payment to the jockey for riding the horse. In addition to payments to a jockey, the horse owner normally pays 10% of the purse revenue to its trainer if the horse finishes one, two or three.

Doblique since inception has raced all of its horses at various tracks in the State of Florida. The horses are stabled at the tracks and in care of a trainer.

There are no fees to be paid to the tracks for stabling of horses. However daily training fees are paid to our trainer, which currently is approximately $55 per day, per head. Additional routine expenses are to veterinarians, blacksmiths, insurance etc. It takes approximately $1800 to $2000 per month to cover expenses incurred for each horse stabled at a track.

Since inception we have utilized the same person to train our horses. This trainer runs a public stable, meaning that she trains for numerous other clients also, which is the norm for most trainers. Even though we are extremely well satisfied with our current trainer, we always have the ability to change trainers at any track, as public trainers represent the great majority of the business. Thus we are not dependent on the services of any given trainer.

It is our goal to purchase only those horses that have an upside potential. Therefore we concentrate on purchasing young two or three year old horses who have their careers still in front of them. We also prefer to purchase fillies over colts, since the former may have a residual value as a broodmare once it can no longer race. For racing purposes, all horses have the same birthdates. Namely, on January 1 of each year, each horse automatically advances one year in age, irrespective as to when they were actually born.

Purchasing race horses come with great risks. The main one is that any given day a horse can take a wrong step which could result either in a long lay-up, or under the worst case scenario, never being able to race again. Insurance cannot be purchased for such occurrences, only for death. All of our horses carry mortality insurance.

Doblique is a very small player in the thoroughbred racing business. Since we have limited resources, we compete by using our skills in evaluating horses before purchasing them. While we consider bloodlines and the win-loss records (if any) of a particular horse's linage as well as other factors, our success will depend in large measure on our innate ability to evaluate the potential value of a horse. We rely on both Ms. Halter and our trainer to evaluate horses before we purchase them.


PROPERTIES

The Company has no corporate office space under lease at this time. The Company's principal executive office address is 2591 Dallas Parkway, Suite 102, Frisco, Texas 75034. This address and telephone number is provided by Halter Capital Corporation, a privately owned entity controlled by the Halter family of which Pam Halter is a member of. The cost associated with the use of the telephone and mailing address were deemed by management to be immaterial as the telephone and mailing address were almost exclusively used by the officers for other business purposes. Management considers the Company's current principal office space arrangement adequate.

Employees

Our Company currently has no employees. Pam Halter devotes approximately 10 hours of her time a week to manage the affairs of the Company. If the Company's business grows, it may require the hiring of full or part time employees during the next twelve months; however the number and extent of prospective employees is unknown at this time.


                                   MANAGEMENT

The directors and officers of Doblique are listed below with information about their respective backgrounds.

Name                          Age            Position
----                          ---            --------
Pam J. Halter                 47             Chairman, President, CEO & Director

Pam J. Halter has served as President, Secretary and sole director of Doblique since the company's inception in March 2000. Ms. Halter has been involved in various facets of horse racing since the age of sixteen, culminating with her successful record as a trainer. Since her retirement from training, she became a successful owner of a small stable of horses attaining in 1995 the highest win percentage (21.8%) at Louisiana Downs. Her respected reputation in the industry combined with her exceptionally keen eye in recognizing prime racing prospects based upon their physical attributes, makes her an invaluable part of the Company.

All directors hold office until the next annual meeting of the shareholders, and until their successors have been elected and qualified. There are no committees of directors.

Executive Compensation

Ms. Halter was not compensated in any way for her services to Doblique during the fiscal years ended December 31, 2001 or 2000.


                             PRINCIPAL SHAREHOLDERS

     The following table sets forth beneficial ownership information, as of the date of this Prospectus, of our common stock for each person known by Doblique, Inc. to own beneficially more than 5% of our common stock; each of our directors; each of our executive officers; and our current executive officers and directors as a group.

                                               Percentage         Percentage
Name and Address              Shares owned     Before Offering    After Offering
----------------              ------------     ---------------    --------------
Pam J. Halter
2591 Dallas Parkway              1,000,000            100%             51%
Suite 102
Frisco, TX 75034

All officers and directors
 as a group, including
 affiliates (1 person)           1,000,000             100%            51%




                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The table below describes purchases of our shares by our principal shareholders.

   Name              Date of Purchase   Number of Shares   Price Per Share
   ----              ----------------   ----------------   ---------------
Pam J. Halter         March 28, 2000       1,000,000            $0.001

The Company receives working capital advances from its sole shareholder, Pam J. Halter, depending, upon the Company's cash requirements and available cash on hand at any particular point in time.

As of December 31, 2001 and 2000 respectively, the Company has net amounts payable to Ms. Halter of approximately $129,095 and $47. These advances are unsecured due upon demand and are non-interest bearing.

DESCRIPTION OF CAPITAL STOCK

The authorized capital stock of the company consists of 25,000,000 shares of common stock, par value of $.001 per share. As of December 31, 2001, there were issued and outstanding 1,000,000 shares of common stock.


Common Stock

General. The holders of Common Stock have no preemptive, conversion or redemption rights. The outstanding shares of Common Stock are fully paid and nonassessable.

Dividends. The holders of Common Stock are entitled to receive such dividends as may be declared from time to time by the Board of Directors of the Company out of funds legally available therefor. The Company has not paid cash dividends on the Common Stock during the last two fiscal years and the Board of Directors of the Company currently intends to retain earnings for further development of the Company's business and, therefore, does not intend to pay cash dividends on the Common Stock in the foreseeable future.

Voting Rights. The holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of shareholders and do not possess cumulative voting rights.

Registrar and Transfer Agent. The registrar and transfer agent for the Common Stock is Securities Transfer Corp., Frisco, Texas.


                                  LEGAL MATTERS

The Law Offices of Glast, Phillips & Murray, Dallas, Texas, have passed upon the validity of the common stock covered by this registration statement for Doblique, Inc.

                                     EXPERTS

The financial statements included in the registration statement on Form SB-2 have been audited by S. W. Hatfield, CPA, independent certified accountant, to the extent and for the periods set forth in his report, and are included herein in reliance upon the authority of said firm as experts in auditing and accounting.



                             ADDITIONAL INFORMATION

Doblique is currently subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and has in the past filed, and will continue in the future to file, periodic reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any of these reports at the following public reference rooms maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, or at the regional offices of the Commission located at 233 Broadway, 16th Floor, New York, NY 10279, or at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, IL 60661. You may obtain information on the operation of the public reference rooms by calling the Commission at 1-800-SEC-0330. You may also obtain copies of this information by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C., 20549. The Commission also maintains an Internet website that contains these reports and information about issuers, like Doblique, Inc., who file electronically with the Commission. The address of that site is: http://www.sec.gov.

Doblique, Inc. has filed with the Commission a registration statement including exhibits and information, which the Commission permits the registrant to omit from the prospectus, on Form SB-2 under the Securities Act of 1933, as amended, with respect to the common stock covered by this prospectus. Statements contained in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the registration statement. You may obtain copies of the registration statement, including exhibits and other information about Doblique, Inc., by contacting the Commission in the manner and at the addresses referenced above.

You should rely only on the information provided in this prospectus or any prospectus supplement. Doblique, Inc. has not authorized anyone else to provide you with different information. Doblique, Inc. is not making an offer to sell, nor soliciting an offer to buy, these securities in any jurisdiction where that would not be permitted or legal.

         Introduction
         ------------

         Please    read   this    prospectus
carefully. It describes our business, our products and services and our financial condition and results of operations. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision.

         You   should   only   rely  on  the          Up to 490,000 Shares
information contained in this prospectus. We
have not  authorized  anyone to provide  you              Common Stock
with   information   different   from   that
contained    in   this    prospectus.    The
information  contained in this prospectus is
accurate   only  as  of  the   date  of  the
prospectus,   regardless  of  the  time  the
prospectus is delivered or the common stock is sold.

                  -------------------
                   TABLE OF CONTENTS
                  -------------------

Risk Factors...............................4              -----------------
Doblique, Inc..............................5               PROSPECTUS
No Market for Our Common Stock.............5              ___________, 2001
Dividend Policy............................5              -----------------
Shares Eligible for Future Sale............5
Legal Proceedings..........................5
Description of Capital Stock...............5
Management's Discussion and Analysis of.....
Financial Condition and Results
  of Operations............................6
Description of Business....................8
Description of Property....................8
Management.................................8
Executive Compensation.....................9
Principal Shareholders....................10
Certain Relationships and Related
  Transactions............................10
Legal Matters.............................11
Experts...................................11
Additional Information....................11
Index to Financial Statements............F-1

                                 DOBLIQUE, INC.

                                    CONTENTS



                                                                            Page
                                                                            ----

Report of Independent Certified Public Accountants                           F-2

Financial Statements

   Balance Sheets
     as of December 31, 2001 and 2000                                        F-3

   Statement of Operations and Comprehensive Income
     for the year ended December 31, 2001 and
     for the period from March 28, 2000 (date of inception)
       through December 31, 2000                                             F-4

   Statement of Shareholder's Equity
     for the year ended December 31, 2001 and
     for the period from March 28, 2000 (date of inception)
       through December 31, 2000                                             F-5

   Statement of Cash Flows
     for the year ended December 31, 2001 and
     for the period from March 28, 2000 (date of inception)
       through December 31, 2000                                             F-6

   Notes to Financial Statements                                             F-7

S. W. HATFIELD, CPA
certified public accountants

Member:    Texas Society of Certified Public Accountants
           Press Club of Dallas



               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Board of Directors and Shareholder
Doblique, Inc.

We have audited the accompanying balance sheets of Doblique, Inc. (a Nevada corporation) as of December 31, 2001 and 2000 and the related statements of operations and comprehensive income, changes in shareholder's equity and cash flows for the year ended December 31, 2001 and the period from March 28, 2000 (date of inception) through December 31, 2000, respectively. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Doblique, Inc. as of December 31, 2001 and 2000 and the results of its operations and cash flows for the year ended December 31, 2001 and for the period from March 28, 2000 (date of inception) through December 31, 2000, respectively, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note B to the financial statements, the Company's operations are inherently high risk and the Company may become dependent upon its sole shareholder to provide sufficient working capital to maintain the integrity of the corporate entity. These circumstances create substantial doubt about the Company's ability to continue as a going concern. The financial statements do not contain any adjustments that might result from the outcome of these uncertainties.


                                                       /s/ S. W. HATFIELD
                                                      -------------------
                                                      S. W. HATFIELD, CPA
Dallas, Texas
January 17, 2002

                      Use our past to assist your future sm

P. O. Box 820395                               9002 Green Oaks Circle, 2nd Floor
Dallas, Texas  75382-0395                               Dallas, Texas 75243-7212
214-342-9635 (voice)                                          (fax) 214-342-9601
800-244-0639                                                      SWHCPA@aol.com

                                 DOBLIQUE, INC.
                                 Balance Sheets
                           December 31, 2001 and 2000


                                                   December 31,    December 31,
                                                        2001            2000
                                                   ------------    ------------
                                     ASSETS
                                     ------
Current assets
   Cash on hand and in bank                        $     27,490    $         64
                                                   ------------    ------------

     Total current assets                                27,490              64
                                                   ------------    ------------

Livestock                                                62,313            --
   Accumulated depreciation                             (16,659)           --
                                                   ------------    ------------

     Net livestock                                       45,654            --
                                                   ------------    ------------

TOTAL ASSETS                                       $     73,144    $         64
                                                   ============    ============



                      LIABILITIES AND SHAREHOLDER'S EQUITY
                      ------------------------------------
Current Liabilities
   Accounts payable - trade                        $       --      $       --
   Due to shareholder                                   129,095              47
                                                   ------------    ------------

     Total current liabilities                          129,095              47
                                                   ------------    ------------


Commitments and Contingencies


Shareholder's Equity
   Common stock - $0.001 par value
     25,000,000 shares authorized
     1,000,000 shares issued and outstanding              1,000           1,000
   Additional paid-in capital                            24,000            --
   Retained earnings                                    (80,951)           (983)
                                                   ------------    ------------

     Total Shareholder's Equity                         (55,951)             17
                                                   ------------    ------------

TOTAL LIABILITIES AND
   SHAREHOLDER'S EQUITY                            $     73,144    $         64
                                                   ============    ============




The accompanying notes are an integral part of these financial statements.
                                                                             F-3

                                 DOBLIQUE, INC.
                Statement of Operations and Comprehensive Income
                        Year ended December 31, 2001 and
    Period from March 28, 2000 (date of inception) through December 31, 2000


                                                              Period from
                                                             March 28, 2000
                                                          (date of inception)
                                            Year ended         through
                                           December 31,      December 31,
                                                2001               2000
                                           ------------       ------------
Revenues
   Racing purses                           $     83,702       $       --
   Sales of livestock                            28,500               --
                                           ------------       ------------
                                                112,502               --
                                           ------------       ------------

Cost of Sales
   Net capitalized cost of livestock             17,158               --
                                           ------------       ------------

Gross Profit                                     95,044               --
                                           ------------       ------------

Operating expenses
   Livestock expenses
     Boarding and training                       96,336               --
     Veterinarian fees                           20,068               --
     Other                                        4,294               --
   Jockey fees and other track expenses           9,513
   Executive compensation contributed
     by a sole shareholder                       24,000
   General and administrative expenses             --                  983
   Depreciation                                  20,801               --
                                           ------------       ------------

   Total operating expenses                     175,012                983
                                           ------------       ------------

Loss from Operations                            (79,968)              (983)

Provision for Income Taxes                         --                 --
                                           ------------       ------------

Net Loss                                        (79,968)              (983)

Other Comprehensive Income                         --                 --
                                           ------------       ------------

Comprehensive Loss                         $    (79,968)      $       (983)
                                           ============       ============

Earnings per share of common stock
   outstanding computed on net income
   - basic and fully diluted               $      (0.08)               nil
                                           ============       ============

Weighted-average number of shares
   outstanding - basic and fully diluted      1,000,000          1,000,000
                                           ============       ============


The accompanying notes are an integral part of these financial statements.
                                                                             F-4




                                 DOBLIQUE, INC.
                  Statement of Changes in Shareholder's Equity
    Period from March 28, 2000 (date of inception) through December 31, 2001



                                    Common Stock        Additional
                                    ------------         paid-in      Retained
                                Shares       Amount      capital      earnings       Total
                              ----------   ----------   ----------   ----------    ----------
Initial capitalization at
   March 28, 2000              1,000,000   $    1,000   $     --     $     --      $    1,000

Net loss for the period             --           --           --           (983)         (983)
                              ----------   ----------   ----------   ----------    ----------

Balances at
   December 31, 2000           1,000,000        1,000         --           (983)           17

Capital contributed by a
   sole shareholder
   in the form of executive
   compensation                     --           --         24,000         --          24,000

Net loss for the year               --           --           --        (79,968)      (79,968)
                              ----------   ----------   ----------   ----------    ----------

Balances at
   December 31, 2001           1,000,000   $    1,000   $   24,000   $  (80,951)   $  (55,951)
                              ==========   ==========   ==========   ==========    ==========




The accompanying notes are an integral part of these financial statements.
                                                                             F-5


                                 DOBLIQUE, INC.
                             Statement of Cash Flows
                        Year ended December 31, 2001 and
    Period from March 28, 2000 (date of inception) through December 31, 2000


                                                                                          Period from
                                                                                         March 28, 2000
                                                                                      (date of inception)
                                                                          Year ended        through
                                                                         December 31,     December 31,
                                                                              2001             2000
                                                                         ------------     ------------
Cash Flows from Operating Activities
   Net loss for the period                                               $    (79,968)    $       (983)
   Adjustments to reconcile net loss
     to net cash provided by operating activities
       Depreciation                                                            20,801             --
       Net gain on livestock sold                                             (11,342)            --
       Executive compensation contributed
         by a sole shareholder                                                 24,000             --
                                                                                 --               --
                                                                         ------------     ------------

Net cash used in operating activities                                         (46,509)            (983)
                                                                         ------------     ------------


Cash Flows from Investing Activities
   Proceeds from sale of livestock                                             28,500
   Purchase of livestock                                                      (33,800)            --
                                                                         ------------     ------------

Net cash used in investing activities                                          (5,300)            --
                                                                         ------------     ------------


Cash Flows from Financing Activities
   Funds advanced by shareholder                                               79,235               47
   Proceeds from initial capitalization                                          --              1,000
                                                                         ------------     ------------

Net cash provided by financing activities                                      79,235            1,047
                                                                         ------------     ------------

Increase (Decrease) in Cash                                                    27,426               64

Cash at beginning of period                                                        64             --
                                                                         ------------     ------------

Cash at end of period                                                    $     27,490     $         64
                                                                         ============     ============


Supplemental Disclosure of Interest and Income Taxes Paid
     Interest paid for the year                                          $       --       $       --
                                                                         ============     ============
     Income taxes paid for the year                                      $       --       $       --
                                                                         ============     ============

Supplemental Disclosure of Non-Cash Investing and Financing Activities
   Livestock acquired with debt payable to sole shareholder              $     49,813     $       --
                                                                         ============     ============


The accompanying notes are an integral part of these financial statements.
                                                                             F-6

                                 DOBLIQUE, INC.

                          Notes to Financial Statements


Note A - Organization and Description of Business

Doblique, Inc. (Company) was incorporated on March 28, 2000 under the laws of the State of Nevada. The Company trains and races thoroughbred horses for its own account. The Company began business operations in February 2001.

The Company follows the accrual basis of accounting in accordance with generally accepted accounting principles and has a year-end of December 31.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet. Actual results could differ from those estimates.


Note B - Going Concern Uncertainty

The Company's horse racing business operations have inherent high risk. The Company is dependent upon its management and/or significant shareholders to provide sufficient working capital in excess of the Company's initial capitalization and net racing purse revenues to preserve the integrity of the corporate entity.

The Company may also offer future sales of securities. However, there is no assurance that the Company will be able to obtain additional funding through the sales of additional securities or, that such funding, if available, will be obtained on terms favorable to or affordable by the Company.

It is the intent of management and significant stockholders to provide sufficient working capital necessary to support and preserve the integrity of the corporate entity. However, there is no legal obligation for either management or significant stockholders to provide additional future funding.


Note C - Summary of Significant Accounting Policies

1.   Cash and cash equivalents
     -------------------------

     For purposes of reporting cash flows, the Company considers all cash on hand, in banks and on deposit with brokerage houses, certificates of deposit and other highly liquid debt instruments with a maturity of three months or less at the date of purchase to be cash and cash equivalents.

     Cash overdraft positions may occur from time to time due to the timing of making bank deposits and releasing checks, in accordance with the Company's cash management policies.

2.   Livestock
     ---------

     Livestock is recorded at historical cost. Depreciation is provided in amounts sufficient to relate the asset cost to operations over the estimated useful life of three years using straight-line and accelerated methods.

     Gains and/or losses from the disposition of livestock are recognized as incurred and are included in operations.

                                 DOBLIQUE, INC.

Note C - Summary of Significant Accounting Policies - Continued

3.   Organization costs
     ------------------

     The Company has adopted the provisions of AICPA Statement of Position 98-5, "Reporting on the Costs of Start-Up Activities" whereby all organization and initial costs incurred with the incorporation and initial capitalization of the Company were charged to operations as incurred.

4.   Research and development expenses
     ---------------------------------

     Research and development expenses are charged to operations as incurred.

5.   Advertising expenses
     --------------------

     Advertising and marketing expenses are charged to operations as incurred.

6.   Income taxes
     ------------

     The Company utilizes the asset and liability method of accounting for income taxes.

     At December 31, 2001 and 2000, respectively, the deferred tax asset and deferred tax liability accounts, as recorded when material, are entirely the result of temporary differences. Temporary differences represent differences in the recognition of assets and liabilities for tax and financial reporting purposes, primarily accumulated depreciation and amortization.

     As of December 31, 2001 and 2000, respectively, the deferred tax asset is related solely to the Company's net operating loss carryforward and is fully reserved.

7.   Loss per share
     --------------

     Basic  earnings  (loss) per share is computed  by  dividing  the net income
     (loss) by the weighted-average number of shares of common stock and common stock equivalents (primarily outstanding options and warrants). Common stock equivalents represent the dilutive effect of the assumed exercise of the outstanding stock options and warrants, using the treasury stock method. The calculation of fully diluted earnings (loss) per share assumes the dilutive effect of the exercise of outstanding options and warrants at either the beginning of the respective period presented or the date of issuance, whichever is later. As of December 31, 2001 and 2000, respectively, the Company has no issued and outstanding securities, options or warrants that would be deemed potentially dilutive in the current and future periods.


Note D - Fair Value of Financial Instruments

The carrying amount of cash, accounts receivable, accounts payable and notes payable, as applicable, approximates fair value due to the short term nature of these items and/or the current interest rates payable in relation to current market conditions.

                                 DOBLIQUE, INC.

Note E - Amounts due to Shareholder

The Company's sole shareholder periodically advances and receives repayment of funds loaned to the Company to support operations, settle outstanding trade accounts payable and provide working capital. The net advance is repayable upon demand and is non-interest bearing.


Note F - Contributed Capital

Executive management and oversight services are provided to the Company by it's sole shareholder. The accompanying financial statements reflect management's estimate of the estimated fair value of the services contributed on a quarterly basis to the Company during each fiscal year based on the time and effort required to administer the Company's operations and affairs.


Note G - Income Taxes

The components of income tax (benefit) expense for the year ended December 31, 2001 and for the period from March 28, 2000 (date of inception) through December 31, 2000, respectively, are as follows:


                                                                Period from
                                                               March 28, 2000
                                                             (date of inception)
                                                Year ended         through
                                               December 31,     December 31,
                                                    2001             2000
                                               ------------     ------------
     Federal:
       Current                                 $       --       $       --
       Deferred                                        --               --
                                               ------------     ------------
                                                       --               --
                                               ------------     ------------
     State:
       Current                                         --               --
       Deferred                                        --               --
                                               ------------     ------------
                                                       --               --
                                               ------------     ------------
     Total                                     $       --       $       --
                                               ============     ============

As of December 31, 2001, the Company has a net operating loss carryforward of approximately $80,000 to offset future taxable income. Subject to current regulations, this carryforward will begin to expire in 2020. The amount and availability of the net operating loss carryforwards may be subject to limitations set forth by the Internal Revenue Code. Factors such as the number of shares ultimately issued within a three year look-back period; whether there is a deemed more than 50 percent change in control; the applicable long-term tax exempt bond rate; continuity of historical business; and subsequent income of the Company all enter into the annual computation of allowable annual utilization of the carryforwards.



                                 DOBLIQUE, INC.

                    Notes to Financial Statements - Continued


Note G - Income Taxes - Continued

The Company's income tax expense for the year ended December 31, 2001 and for the period from March 28, 2000 (date of inception) through December 31, 2000, respectively, are as follows:

                                                                         Period from
                                                                        March 28, 2000
                                                                     (date of inception)
                                                       Year ended          through
                                                      December 31,       December 31,
                                                           2001               2000
                                                      ------------       ------------
Statutory rate applied to loss before income taxes    $    (27,190)      $       (335)
Increase (decrease) in income taxes resulting from:
    State income taxes                                        --                 --
    Other, including reserve for deferred tax asset         27,190                335
                                                      ------------       ------------

      Income tax expense                              $       --         $       --
                                                      ============       ============

Temporary differences, consisting primarily of statutory deferrals of expenses for organizational costs and statutory differences in the depreciable lives for property and equipment, between the financial statement carrying amounts and tax bases of assets and liabilities give rise to deferred tax assets and liabilities as of December 31, 2001 and 2000, respectively:

                                      December 31,    December 31,
                                           2001            2000
                                      ------------    ------------
Deferred tax assets
   Net operating loss carryforwards   $     27,500    $        335
   Less valuation allowance                (27,500)           (335)
                                      ------------    ------------

     Net Deferred Tax Asset           $       --      $       --
                                      ============    ============

During the year ended December 31, 2001 and the period from March 28, 2000 (date of inception) through December 31, 2000, the reserve for the deferred current tax asset increased by approximately $27,165 and $335, respectively.


Note H - Common Stock Transactions

On March 28, 2000, concurrent with the formation of the Company, the Company issued 1,000,000 shares of unregistered, restricted common stock to its sole shareholder at par value for gross proceeds of approximately $1,000 cash.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 24.  Indemnification of Directors and Officers.

     Section 78.751 of the Nevada Revised Statutes ("NRS") provides broad authority for indemnification of directors and officers. The Articles of Incorporation of Doblique, Inc. (the "Registrant" or the "Company") provide for indemnification of its officers and directors to the fullest extent permitted by the NRS.

     As permitted by Section 78.037 of the NRS, the Registrant's Articles of Incorporation provide that a director shall not be liable for monetary damages for breach of his fiduciary duty as a director except in certain limited circumstances.

     Each Selling Stockholder has agreed to indemnify the Registrant, the officers and directors and controlling persons of the Registrant, and the employees of the Registrant who sign the Registration Statement against certain liabilities incurred in connection with this offering as the result of claims made under the Securities Act of 1933 (the "Securities Act"), the Securities Exchange Act of 1934 (the "Exchange Act") or state law.


Item 25. Other Expenses of Issuance and Distribution.

     The estimated expenses of the registration, all of which will be paid by Doblique, Inc. are as follows:

         SEC Filing fee                 $      30.63
         Printing Expense                     500.00
         Accounting Fees and Expenses         500.00
         Legal Fees and Expenses            3,000.00
         Blue Sky Fees and Expenses           -0-
                                        ------------
                                        $   4,030.63

Item 26. Recent Sales of Unregistered Securities

Upon its incorporation in March 2000, Doblique, Inc. issued 1,000,000 shares of common stock to Pam J. Halter for $0.001 per share .

Doblique, Inc. relied on Section 4(2) of the Securities Act of 1933 as its exemption from the registration requirements of said FAct in connection with the above sale.


Item 27.          Exhibits.

3.1               Articles of Incorporation of Doblique, Inc.
3.2               Bylaws of Doblique, Inc.
4                 Specimen stock certificate for common shares
5                 Opinion of Glast, Phillips & Murray
23.1              Consent of S.W. Hatfield, C.P.A.
23.2              Consent of Glast, Phillips & Murray, included in opinion.


Item 28.     Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement:


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

(a) To include any prospectus required under Section 10(a) (3) of the Securities Act.

(b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement.

(c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the Act) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Doblique, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused to this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Frisco, State of Texas, on February 19, 2002.



Doblique, Inc.
By: /s/ Pam J. Halter
   -----------------------------
   Pam J. Halter, President
   And Chief Executive Officer
   (Principal Executive Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates indicated.


By: /s/ Pam J. Halter                              ,
   ------------------------------------------------
   Pam J. Halter                                              February  19, 2002
   President, Chief Executive Officer and Director

                                 DOBLIQUE, INC.

                                  EXHIBIT INDEX
                                       TO
                        FORM SB-2 REGISTRATION STATEMENT




EXHIBIT NO.             DESCRIPTION
-----------             -----------

3.1                     Articles of Incorporation of Doblique, Inc.
3.2                     Bylaws of Doblique, Inc.
4                       Specimen stock certificate for common shares
5                       Opinion of Glast, Phillips & Murray
23.1                    Consent of S.  W.  Hatfield, CPA
23.2                    Consent of Glast, Phillips & Murray, included in opinion
















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